EXHIBIT 1.01
                                 TERMS AGREEMENT



                                   October 7, 1996



Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Attention:  Chief Financial Officer
            -----------------------

Dear Sirs:

          We understand that Smith Barney Holdings Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as under-writers (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of Securities set forth opposite our respective names on the list attached hereto at 98.954% of the principal amount thereof, plus accrued interest, if any, from October 1, 1996, to the date of delivery. The Closing Date shall be October 10, 1996 at 9:00 A.M. at the offices of Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013.

          The Securities shall have the following terms:

     Title:               7.125% Notes due October 1, 2006
     Maturity:            October 1, 2006
     Interest Rate:       7.125%
     Interest Payment
        Dates:            April 1 and October 1
                          commencing April 1, 1997

     Regular Record
        Dates:            March 15 and September 15

     Initial Price        99.554% of the principal
        To Public         amount thereof plus accrued interest, if any, from
                          October 1, 1996, to the date of delivery

     Redemption
        Provisions:       The Securities are not redeemable by the Company
                          prior to maturity




















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        All the provisions contained in the document entitled "Smith Barney
Shearson Holdings Inc. - Debt Securities - Underwriting Agreement Basic Provi-sions" and dated October 29, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

        Basic Provisions varied with respect to this Term Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provi-sions, the Company and the Underwriters hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on October 10, 1996 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such finan-cial institutions as the Company may direct; and

(B) In the first line of Section 2(a), delete "A registration statement on Form S-3 (File No. 33-70340), including a prospectus, relating to the Securities has been prepared" and insert in lieu therof "A registration statement on Form S-3 (File No. 33-92706), including a prospectus, relating to the Securities has been prepared." Any references in the Basic Provisions to a Registration Statement shall be deemed a reference to such Registration Statement on Form S-3.

        The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

        A. George Saks, Esq., is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom is counsel to the Underwriters.

        The Securities will be made available for checking and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.















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        Please accept this offer no later than 9:00 o'clock P.M. on October 7,
1996, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

        "We hereby accept your offer, set forth in the Terms Agreement, dated October 7, 1996, to purchase the Securities on the terms set forth therein."

                              Very truly yours,


                              SMITH BARNEY INC.
                              CS FIRST BOSTON CORPORATION
                              CHASE SECURITIES, INC.
                              CITICORP SECURITIES, INC.
                              DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION
                              SALOMON BROTHERS INC
                              UBS SECURITIES LLC

                              By:  SMITH BARNEY INC.


                              By:  /s/ Michael K. Neborak
                                 -----------------------------
                              Name:  Michael K. Neborak
                              Title:  Director


ACCEPTED:

SMITH BARNEY HOLDINGS INC.



By:  /s/ Firoz B. Tarapore
   ---------------------------
   Name:  Firoz B. Tarapore
   Title:  Assistant Treasurer











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
                                                      Principal
Underwriters                                            Amount
------------                                           ---------

Smith Barney Inc. . . . . . . . . . . . . . . .    $  32,000,000
CS First Boston Corporation   . . . . . . . . .       28,000,000
Chase Securities, Inc.  . . . . . . . . . . . .       28,000,000
Citicorp Securities, Inc. . . . . . . . . . . .       28,000,000
Donaldson, Lufkin & Jenrette
  Securities Corporation  . . . . . . . . . . .       28,000,000
Salomon Brothers Inc  . . . . . . . . . . . . .       28,000,000
UBS Securities LLC  . . . . . . . . . . . . . .       28,000,000
                                                      ----------
       Total  . . . . . . . . . . . . . . . . .    $ 200,000,000
                                                   =============